Exhibit 99.3

BIOLASE ANNOUNCES COMMENCEMENT OF RIGHTS OFFERING

IRVINE, Calif., November 9, 2017 — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced that it has commenced its previously announced rights offering to holders of shares of its common stock.

Under the terms of the rights offering, the Company distributed to its shareholders as of 5:00 p.m., Eastern Time, on November 8, 2017, the record date, 0.346 subscription rights exercisable for each share of the Company’s common stock owned. Each whole subscription right entitles the holder to purchase one share of the Company’s common stock at a subscription price equal to $0.456 per share. The subscription period expires at 5:00 p.m., Eastern Time, on November 29, 2017, unless extended. The rights offering also includes an over-subscription privilege, which permits each rights holder that exercises the basic subscription privilege in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering, subject to allotment.

Certain affiliates of Larry Feinberg and certain affiliates of Jack Schuler have each agreed with the Company to exercise their respective basic subscription rights and any available over-subscription privilege pursuant to the rights offering in an amount not less than $3,000,000 and $3,000,000, respectively. The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for the Company’s general working capital needs. If the rights offering is successful, the Company expects to receive gross proceeds of approximately $12,000,000 before expenses.

The Company’s previously filed Registration Statement on Form S-1 with the Securities and Exchange Commission has been declared effective as of November 8, 2017. A copy of the prospectus forming a part of the Registration Statement may be obtained free of charge at the website maintained by the Securities and Exchange Commission at www.sec.gov or by contacting the information agent for the rights offering, Georgeson LLC, toll free at (800) 561-3991. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BIOLASE, Inc.

BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including three-dimensional CAD/CAM intra-oral scanners and digital dentistry software. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 220 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 35,500 laser systems to date in over 90 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations regarding existing trends, and its strategic initiatives, and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in BIOLASE’s reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained herein.

For Further Information Contact:

BIOLASE, Inc.

John R. Beaver

Vice President and Chief Financial Officer

jbeaver@biolase.com

(888) 424-6527

or

Georgeson LLC

(800) 561-3991

1290 Avenue of the Americas, 9th Floor

New York, NY 10104